EXHIBIT 10.1
SIXTH AMENDMENT TO CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”), dated as of May 20, 2015, is by and among CARRIAGE SERVICES, INC., a Delaware corporation (the “Borrower”), the banks listed as Lenders on the signature pages hereof (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).
BACKGROUND
A.The Borrower, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 30, 2012, as amended by that certain First Amendment to Credit Agreement, dated as of November 29, 2012, that certain Second Amendment to Credit Agreement, dated as of February 14, 2013, that that certain Third Amendment and Commitment Increase, dated as of April 23, 2013, that certain Fourth Amendment to Credit Agreement, dated as of February 27, 2014, and that certain Fifth Amendment and Commitment Increase to Credit Agreement, dated as of April 14, 2014 (said Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).
B.The Borrower has requested that the Lenders amend the Credit Agreement to make certain amendments thereto, as more fully set forth herein.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
1.AMENDMENTS.
(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order.
“Designated Jurisdiction” means any country or territory to the extent that such territory itself is the subject of any Sanction.
“OFAC” mean the Office of Foreign Assets Control of the United States Department of the Treasury.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury (“HMT”).
“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement dated as of May 20, 2015, among the Borrower, the Lenders and Bank of America, as Administrative Agent, Swing Line Lender.

“Sixth Amendment Effective Date” means the date that all conditions to effectiveness set forth in Section 3 of the Sixth Amendment are satisfied.
(b)The definition of “Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following paragraph at the end thereof to read as follows:
Notwithstanding the foregoing, if the Eurodollar Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
(c)The definition of “Committed Loan Notice” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed as signed by a Responsible Officer of the Borrower.
(d)The definition of “Responsible Officer” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Responsible Officer” means the chief executive officer, president, principal financial officer, principal accounting officer, partner, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authoritative documentation, in form and substance satisfactory to the Administrative Agent.
(e)The definition of “Swing Line Notice” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the

Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
(f)Section 2.02(a) of the Credit Agreement is hereby amended to read as follows:
(a)    Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (i) telephone or (ii) Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each Committed Loan Notice must be sent by the Borrower and be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.
(g)Section 2.04(b) of the Credit Agreement is hereby amended to read as follows:
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (i) telephone or (ii) Swing Line Loan Notice; provided that any telephonic notice must be confirmed by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 1:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.
(h)Sections 3.01(e)(ii)(B), (I), (III) and (IV) of the Credit Agreement are hereby amended by adding “or W-8BEN-E or any applicable successor form” immediately after each reference therein to “IRS Form W-8BEN”.
(i)Section 3.01 of the Credit Agreement is hereby amended by adding the following new clause (i) thereto to read as follows:
(i)    FATCA Grandfather Status. For purposes of determining withholding Taxes imposed under FATCA, from and after the Sixth Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j)Article V of the Credit Agreement is hereby amended by adding a new Section 5.25 at the end thereof to read as follows:
5.25    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions or (b) located, organized or resided in a Designated Jurisdiction.
(k)Section 7.06(a)(ii) of the Credit Agreement is hereby amended to read as follows:

(ii) so long as immediately before and after giving pro-forma effect to any purchase by the Borrower of Equity Interests of the Borrower, (A) no Default shall have occurred and be continuing, (B) Liquidity is at least $15,000,000 and (C) the Senior Secured Leverage Ratio is less than 3.25 to 1.00, the Borrower may purchase such Equity Interests;

(l)Section 7.06(a)(iv) of the Credit Agreement is hereby amended by deleting “2.75 to 1.00” in clause (y)(i) of the proviso therein and inserting “3.25 to 1.00” in lieu thereof.
(m)Article VII of the Credit Agreement is hereby amended by adding a new Section 7.14 at the end thereof to read as follows:
7.14    Sanctions. Directly or, to the knowledge of the Borrower and its Subsidiaries, indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Loan Party or any other party hereto (whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender or otherwise) of any applicable Sanctions.
(n)Section 10.10 of the Credit Agreement is hereby amended to read as follows:
10.10    Counterparts; Integration; Effectiveness. This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Sections 4.01 and 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.
(o)Section 10.17 of the Credit Agreement is hereby amended to read as follows:
10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith or therewith (including amendments and waivers hereof) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any

Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
(p)Exhibit D, the Compliance Certificate, is hereby amended to be in the form of Exhibit  D to this Sixth Amendment.
2.REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and immediately after giving effect to this Sixth Amendment:
(a)the representations and warranties contained in the Credit Agreement and the other Loan Documents that are subject to materiality or Material Adverse Effect qualifications are true and correct in all respects on and as of the date hereof as made on and as of such date, and the representations and warranties contained in the Credit Agreement and the other Loan Documents that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects on and as of the date hereof as made on and as of such date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement;
(b)no event has occurred and is continuing which constitutes a Default or Event of Default;
(c)(i) the Borrower has full power and authority to execute and deliver this Sixth Amendment, (ii) this Sixth Amendment, has been duly executed and delivered by the Borrower and (iii) this Sixth Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
(d)neither the execution, delivery and performance of this Sixth Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with (i) any Organization Documents of the Borrower or its Subsidiaries, (ii) to Borrower’s knowledge, any Law applicable to the Borrower or its Subsidiaries or (iii) any indenture, agreement or other instrument to which the Borrower, the Subsidiaries or any of their respective properties are subject; and

(e)no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required to be obtained or made by the Borrower pursuant to statutory law applicable to the Borrower as a condition to (i) the execution, delivery or performance by the Borrower of this Sixth Amendment or (ii) the acknowledgement by each Guarantor of this Sixth Amendment.
3.CONDITIONS OF EFFECTIVENESS. All provisions of this Sixth Amendment shall be effective upon satisfaction of, or completion of, the following:
(a)the Administrative Agent shall have received counterparts of this Sixth Amendment executed by the Required Lenders;
(b)the Administrative Agent shall have received counterparts of this Sixth Amendment executed by the Borrower and acknowledged by each Guarantor;
(c)the representations and warranties set forth in Section 2 of this Sixth Amendment shall be true and correct;
(d)since December 31, 2014, there shall not have occurred any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and
(e)the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.
4.GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Sixth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Sixth Amendment or any of the provisions contemplated herein and cover the Commitments and Loans as increased by this Sixth Amendment, (c) ratifies and confirms its obligations under its Guaranty, (d) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty and (e) hereby appoints the Borrower to act as its agent for all purposes of the Credit Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection therewith and agrees that (i) the Borrower may execute such documents and provide such authorizations on behalf of such Guarantor as the Borrower deems appropriate in its sole discretion and such Guarantor shall be obligated by all of the terms of any such document and/or authorization executed on its behalf (ii) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to such Guarantor and (iii) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of such Guarantor.

5.REFERENCE TO THE CREDIT AGREEMENT.
(a)Upon and during the effectiveness of this Sixth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Sixth Amendment.
(b)Except as expressly set forth herein, this Sixth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.
6.COSTS AND EXPENSES. The Borrower shall be obligated to pay the reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Sixth Amendment and the other instruments and documents to be delivered hereunder.
7.EXECUTION IN COUNTERPARTS. This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Sixth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
8.GOVERNING LAW; BINDING EFFECT. This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law. This Sixth Amendment shall be binding upon the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns.
9.HEADINGS. Section headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.
10.ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SIXTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date above written.
CARRIAGE SERVICES, INC.

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:__________, ______

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 30, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Carriage Services, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, LIC Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of ___________________________________________the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the
Borrower, and that:
[Use following paragraph 1for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited fmancial statements required by Section 6.01(a) of the Agreement for the fiscal year ofthe Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1for fiscal quarter-end financial statementsJ

1.Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

Exhibit D- Page 1
Form of Compliance Certificate

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or-

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower as of ______________________, ________.
CARRIAGE SERVICES, INC.

By: ________________________________
Name:     ______________________________
Title    _______________________________

Exhibit D- Page 2
Form of Compliance Certificate

For the Quarter/Year ended____________________("Statement Date")

SCHEDULE 2
to the Compliance Certificate ($in 000's)

I.	Section 7.01- Liens.

A.	Debt on acquired Property:	$______________
B.	Purchase money Liens and surety bond deposits:	$______________
C.	Total permitted Secured Debt (Lines I.A. + I.B.):	$______________
D.	10% of Borrower's Net Worth:	$______________

II.	Section 7.02- Investments.

A.	Investments made pursuant to Section 7.02(g):	$______________
B.	Investments permitted pursuant to Section 7.02(g):	$ 3,500,000
C.	Investments in Unrestricted Subsidiaries pursuant to Section 7.02(j):	$______________
D.	Investments permitted pursuant to Section 7.02(j):	$ 5,000,000

III.	Section 7.03- Debt.

A.	Trade Payables more than 90 days past due not being contested in good faith with GAAP reserves:	$______________
B.	Aggregate amount of permitted trade payables described in Line III.B.:	$ 200,000
C.	Amount of other Debt outstanding pursuant to Section 7.01(j):	$______________
D.	5% of Borrower's Net Worth:	$______________

IV.	Section 7.05- Dispositions.

A.	Net Cash Proceeds from Dispositions pursuant to Section 7.05(d) pending reinvestment:	$______________
B.	Aggregate amount of permitted Net Cash Proceeds described in Line IV.A.:	$ 2,000,000

V.	INTENTIONALLY OMITTED.

VI.	Section 7.11 (a)- Maximum Senior Secured Leverage Ratio.

A.	Total Senior Secured Debt at Statement Date:
	(1)	Debt of the Borrower and its Subsidiaries at Statement Date:	$______________
	(2)	Subordinated Debt of the Borrower and its Subsidiaries at Statement Date:	$______________
	(3)	Refinancing Subordinated Debt of the Borrower and its Subsidiaries at Statement Date:	$______________

Exhibit D- Page 3
Form of Compliance Certificate

(4)	Debt of the Borrower and its Subsidiaries not secured by a Lien:	$______________
(5)	Total Senior Secured Debt (Lines (VI.A.1)- (VI.A.2 + 3 + 4)):	$______________

B.	EBITDA for four consecutive fiscal quarters ending on the Statement Date ("Subject Period"):
	(1)	Net Income for the Subject Period:	$______________
	(2)	To the extent deducted in calculating Net Income, Interest Expense for the Subject Period:	$______________
	(3)	To the extent deducted in calculating Net Income, the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for the Subject Period:	$______________
	(4)	To the extent deducted in calculating Net Income, depreciation and amortization expenses and payments in respect of Deferred Purchase Price for the Subject Period:	$______________
	(5)	To the extent deducted in calculating Net Income, other expenses of the Borrower and the Subsidiaries reducing Net Income which do not represent a cash item in the Subject Period or any future period:	$______________
(6)
To the extent deducted in calculating Net Income, costs and expenses of the Borrower and its Subsidiaries incurred in connection with the tender for, consent solicitation with respect to, and purchase of, the Senior Notes:
$______________
	(7)	To the extent deducted in calculating Net Income, non-recurring costs and expenses, including acquisition costs, of the Borrower and its Subsidiaries not to exceed $1,000,000 in aggregate amount:	$______________
(8)
Withdrawable trust income received by the Borrower and its Subsidiaries from preneed trust accounts that allow income to be withdrawn before contract maturity, less cash amounts required to be replaced, if any:
$______________
(9)
EBITDA of any Acquisition calculated on a historic basis for such Acquisition as if the same had occurred on the first day of the period for which such EBITDA is measured with such pro-forma adjustments as the Administrative Agent shall approve:
$______________
	(10)	For any period of calculation including Fiscal Quarter ending March 31, 2011, severance costs not to exceed $2,300,000 in aggregate amount.	$______________
	(11)	Non-cash items increasing Net Income for the Subject Period:	$______________
(12)
EBITDA of any Subsidiary or business Disposed of calculated on a historic business as if the same had occurred on the first day of the period for which such EBITDA is measured with such pro-forma adjustments as the Administrative Agent shall approve:
$______________

Exhibit D- Page 4
Form of Compliance Certificate

	(13)	EBITDA (Lines VI.B.l + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 +10- 11- 12):	$______________
C.	Senior Secured Leverage Ratio (Line VI.A.5 +Line VI.B.13):		______to________

Maximum permitted:

Period	Maximum Senior Secured Leverage Ratio
Fifth Amendment Effective Date through March 30, 2015	3.75 to 1.00
March 31, 2015 and thereafter	3.50 to 1.00

VII.	Section 7.11 (b)- Maximum Fixed Charge Coverage Ratio.

A.	EBITDA for the Subject Period (Line VI.B.13. above):	$______________
B.	Maintenance Capital Expenditures for the Subject Period:	$______________
C.	Cash taxes paid during the Subject Period:	$______________
D.	Cash tax refunds received during the Subject Period:	$______________
E.	Dividends paid in cash during the Subject Period:	$______________
F.	Cash Interest Expense during the Subject Period:	$______________
G.	Scheduled and required principal payments during the Subject Period in respect of Debt	$______________
H.	Scheduled and required payments made by the Borrower in respect of Deferred Purchase Price for the Subject Period (to extent not included in VII.E. and VII.F. above):	$______________
I.	Fixed Charge Coverage Ratio (Lines VII.A.- VII.B.- VII.C. + VII.D.- VII.E.)+ (Lines VII.F. + VII.G. + VII.H):	_____ to 1.00

Minimum required:	1.20 to 1.00

VII.	Section 6.12(d)- Field Level EBITDA

A.	Funeral Field Level EBITDA for the Subject Period:	$______________
B.	Line VIII.A x .75:	$______________
C.	EBITDA generated by Mortgaged Property and related operations for the Subject Period:	$______________

Exhibit D- Page 5
Form of Compliance Certificate